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                     [Letterhead of Lyondell appears here]

                                                                      EXHIBIT 99


LYONDELL REPORTS THAT REFINERY IS AT FULL OPERATING RATES; ANALYST ESTIMATES REFLECT STATUS OF OPERATIONS

       HOUSTON, August 14, 1997 -- Lyondell Petrochemical Company (NYSE:LYO) said today that the Houston-based refinery it co-owns with CITGO Petroleum Corporation has been at full operating rates since July 26, processing more than 230,000 barrels per day of very heavy crude oil under the contract agreement with Venezuela. "Management is very comfortable with the range of current analyst estimates averaging 87 cents per share for the third quarter ending Sept. 30, as reported by First Call, which we believe already includes the impact of downtime at the refinery early in July for maintenance," said Dan F. Smith, Lyondell President and Chief Executive Officer.

Lyondell Petrochemical Company contacts:
Media:  Jackie Wilson 713-652-4596
Investors:  Kevin DeNicola 713-652-4590